Exhibit 10.h(i)
AMENDMENT TO THE AMENDED AND RESTATED
MASCO CORPORATION RETIREMENT BENEFIT RESTORATION PLAN
(effective January 1, 1995, as amended and restated effective October 22, 2008)
     Pursuant to authority granted to the undersigned by the Organization and Compensation Committee of the Company’s Board of Directors, and to the Company’s power to amend the subject Plan reserved in the Plan’s Section 7.1, the Plan is hereby amended, effective as of the date upon which this Amendment is executed, as follows:
          1) the following sentence is added to Section 1.2: “Notwithstanding the foregoing, effective as of January 1, 2010 the defined benefit Qualified Pension Plans set forth on Appendix A are amended to provide that all credited service and salary accruals in such plans are frozen as of January 1, 2010; consequently, no provision of this Plan shall be interpreted to provide for accrual of any defined benefit pension hereunder with respect to any period following January 1, 2010, and all defined benefit pension accruals under this Plan are to be frozen as of January 1, 2010.”
          2) the last sentence of Section 3.1 is amended by adding the following provision: “, and there shall be no defined benefit pension accruals under subsection 3.1(a) with respect to any period following January 1, 2010, or otherwise, and all defined benefit pension accruals under this Plan are frozen as of January 1, 2010.”
Signed this 16th day of November, 2009.

MASCO CORPORATION
By:	/s/ John G. Sznewajs
John G. Sznewajs

Its:	Vice President, Treasurer and Chief Financial Officer